ABN AMRO Funds (formerly know as Alleghany Funds)

EXHIBIT TO ITEM 77M

MERGERS

At a quarterly board meeting held on December 20, 2001, the Board of Trustees of ABN AMRO Funds approved an Agreement and Plan of Reorganization providing for the acquisition of all of the portfolios of Independence One Mutual Funds by certain portfolios of ABN AMRO Funds. Certain portfolios of Independence One Mutual Funds were merged with existing portfolios of ABN AMRO Funds in tax-free exchanges of shares. In related transactions, the assets and liabilities of other portfolios of Independence One Mutual Funds were transferred to corresponding portfolios of ABN AMRO Funds in exchange for shares of such portfolios of ABN AMRO Funds.

The Agreement and Plan of Reorganization provided for the transfer of all of the assets and liabilities of: (a) Independence One U.S. Treasury Money Market Fund to ABN AMRO Treasury Money Market Fund; (b) Independence One International Equity Fund to ABN AMRO International Equity Fund; (c) Independence One Fixed Income Fund to ABN AMRO Investment Grade Bond Fund; (d) Independence One U.S. Government Securities Fund to ABN AMRO Investment Grade Bond Fund; (e) Independence One Small Cap Fund to ABN AMRO Select Small Cap Fund; (f) Independence One Equity Plus Fund to ABN AMRO Equity Plus Fund; and (g) Independence One Prime Money Market Fund to ABN AMRO Institutional Prime Money Market Fund; in exchange for ABN AMRO Fund shares, and the distribution of shares so received, to shareholders of the applicable Independence One Fund.

The Agreement and Plan of Reorganization was approved by shareholders of each Fund of Independence One Mutual Funds at a special meeting held on May 10, 2002. The reorganization of Independent One Mutual Funds into certain portfolios of ABN AMRO Funds occurred in two stages on June 10, 2002 and June 17, 2002.

The Agreement and Plan of Reorganization by and between ABN AMRO Funds on behalf of ABN AMRO Treasury Money Market Fund, ABN AMRO Institutional Prime Money Market Fund, ABN AMRO International Equity Fund, ABN AMRO Select Small Cap Fund, ABN AMRO Equity Plus Fund and ABN AMRO Investment Grade Bond Fund (each an "Acquiring Fund"), and Independence One Mutual Funds, a Massachusetts business trust (the "Independence One Trust"), with respect to its Independence One U.S. Treasury Money Market Fund, Independence One Prime Money Market Fund, Independence One International Equity Fund, Independence One Small Cap Fund, Independence One Equity Plus Fund, Independence One Fixed Income Fund and Independence One U.S. Government Securities Fund, (each a "Selling Fund") was filed electronically pursuant to Rule 497 under the Securities Act of 1933, as amended, on April 3, 2002 and is incorporated by reference into this filing.

MERGERS

At a quarterly board meeting held on June 20, 2002, the Board of Trustees of ABN AMRO Funds (the "Trust") approved an Agreement and Plan of Reorganization providing for the transfer of all assets and liabilities of: (a) ABN AMRO Growth Fund to ABN AMRO/Chicago Capital Growth Fund; and (b) ABN AMRO Small Cap Fund to ABN AMRO/TAMRO Small Cap Fund in exchange for ABN AMRO/Chicago Capital Growth Fund shares and ABN AMRO/TAMRO Small Cap Fund shares, respectively. The Agreement and Plan of Reorganization was approved by shareholders of each Fund at a special meeting held on September 12, 2002. The reorganization of ABN AMRO Growth Fund and ABN AMRO Small Cap Fund into ABN AMRO/Chicago Capital Growth Fund and ABN AMRO/TAMRO Small Cap Fund, respectively, occurred on September 20, 2002.

The Agreement and Plan of Reorganization by and between ABN AMRO Funds on behalf of ABN AMRO/Chicago Capital Growth Fund and ABN AMRO/TAMRO Small Cap Fund (each an "Acquiring Fund") and ABN AMRO Growth Fund and ABN AMRO Small Cap Fund (each a "Selling Fund") was filed electronically pursuant to Rule 497 under the Securities Act of 1933, as amended, on August 2, 2002 and is incorporated by reference into this filing.